ANNEX A TO OMNIBUS AMENDMENT NO. 2

AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT
Dated as of April 6, 2021

by and between

Sealy Mattress Manufacturing Company, LLC,
as the seller,

and

Tempur-Pedic North America, LLC,
as the purchaser

TABLE OF CONTENTS

Exhibits
Exhibit I Definitions
Exhibit II SMMC’s Jurisdiction of Organization; Organizational Identification Number; Principal Place of Business; Chief Executive Office and Location(s) of Records; Federal Employer Identification Number; Legal, Other and Prior Names
Exhibit III SMMC’s Collection Accounts and Lock-Boxes
Exhibit IV SMMC’s Credit and Collection Policy

AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT
THIS AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT, dated as of April 6, 2021 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is by and between Sealy Mattress Manufacturing Company, LLC, a Delaware limited liability company (“SMMC”), as the seller, and Tempur-Pedic North America, LLC, a Delaware limited liability company (“TPNA”), as the purchaser, and amends and restates in its entirety that certain Receivables Sale Agreement dated as of April 12, 2017, by and between SMMC and TPNA (the “Existing RSA”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I attached hereto (or, if not defined in Exhibit I attached hereto, the meanings assigned to such terms in Exhibit I to the CSA hereinafter described).
PRELIMINARY STATEMENTS
SMMC now owns, and from time to time hereafter will own, Receivables Assets. Upon the terms and conditions hereinafter set forth, SMMC wishes to sell and assign to TPNA, and TPNA wishes to purchase from SMMC, all of SMMC’s right, title and interest in and to the Receivables Assets existing as of the close of business on the Initial Cutoff Date and thereafter arising through and including the Termination Date.
SMMC and TPNA intend the transaction contemplated hereby to be a true sale of the Receivables Assets from SMMC to TPNA, providing TPNA with the full benefits of ownership of the Receivables Assets, and neither SMMC nor TPNA intends this transaction to be, or for any purpose to be characterized as, a loan from TPNA to SMMC secured by the Receivables Assets.
Immediately following its acquisition of the Receivables Assets from SMMC, TPNA will sell and/or contribute them to Tempur Sealy Receivables, LLC, a Delaware limited liability company (the “SPE”), pursuant to that certain Amended and Restated Receivables Sale and Contribution Agreement, dated as of April 6, 2021, by and between TPNA, as seller and contributor, and the SPE, as the buyer and contributee (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “RSCA”), and the SPE will pledge them to Wells Fargo Bank, National Association, as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), pursuant to that certain Amended and Restated Credit and Security Agreement, dated as of April 6, 2021, by and among the SPE, as borrower, Tempur Sealy International, Inc., a Delaware corporation, as initial master servicer (the “Master Servicer”), the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “CSA”), in exchange for certain loans.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
Amounts and Terms
Section 1.1. Purchase of Receivables Assets.
a.Effective as of April 12, 2017 (the “Closing Date”), in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, SMMC hereby sells, assigns, transfers and otherwise conveys to TPNA, without recourse (except to the extent expressly provided herein), and TPNA hereby purchases from SMMC, all of SMMCs’ right, title and interest in and to (i) all Receivables existing as of the close of business on the Initial Cutoff Date and all Receivables thereafter arising through and including the Termination Date, together, in each case, with (ii) all Related Security relating thereto and (iii) all Collections of the foregoing (all of the foregoing in clauses (i), (ii) and (iii), collectively, the “Initial Receivables Assets”). On each Business Day after the Closing Date through and including the Termination Date (each such Business Day, together with the Closing Date, a “Purchase Date”), in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, SMMC shall sell, assign, transfer and otherwise convey to TPNA, without recourse (except to the extent expressly provided herein), and TPNA shall hereby purchase from SMMC, all of SMMCs’ right, title and interest in and to (i) all Receivables arising on such date, together, in each case, with (ii) all Related Security relating thereto and (iii) all Collections of the foregoing (all of the foregoing in clauses (i), (ii) and (iii), collectively, the “Subsequent Receivables Assets” and together with the Initial Receivables Assets, the “Receivables Assets”). TPNA shall be obligated to pay the Purchase Price for each Receivable in accordance with Section 1.2.
b.It is the intention of the parties hereto that the transfer of Receivables Assets hereunder shall constitute a true sale, which sale is absolute and irrevocable and provides TPNA with the full benefits of ownership of the Receivables Assets. Except for the Purchase Price Credits owed pursuant to Section 1.3, the transfer of Receivables Assets hereunder is made without recourse to SMMC for losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy, lack of creditworthiness or other financial or credit condition of the related Obligor resulting in the inability to pay of such Obligor; provided, however, that (i) SMMC shall be liable to TPNA for all representations, warranties, covenants and indemnities made by it pursuant to the terms of any of the Transaction Documents to which it is a party, and (ii) such transfer does not constitute and is not intended to result in an assumption by TPNA or any assignee thereof of any obligation of SMMC or any other Person arising in connection with the Receivables Assets or any other obligations of SMMC. In view of the intention of the parties hereto that the transaction evidenced by this Agreement shall constitute a true sale of the Receivables Assets, rather than a loan secured thereby, SMMC agrees that it will, on or prior to each Purchase Date, include a notation in its master data processing records relating to the Receivables sold on such Purchase Date to indicate that such Receivables have been sold to TPNA.
Section 1.2. Payment for the Purchase.
a.The Purchase Price for each Receivable shall become owing in full by TPNA to SMMC on the related Purchase Date and shall be paid on the next Monthly Payment Date in cash, it being understood and agreed that any such transfer of cash may be made by book entry rather than wire transfer of immediately available funds or automated clearing house (ACH) transfer.

b.To the extent that TPNA is entitled to any Purchase Price Credit pursuant to Section 1.3 and the amount of such Purchase Price Credit exceeds the Purchase Price that would have been owed by TPNA to SMMC under Section 1.2(a) above on the immediately succeeding Purchase Date without taking such Purchase Price Credit into account for purposes of the calculation of such price, the excess shall be payable by SMMC to TPNA in cash, it being understood and agreed that any such transfer of cash may be made by book entry rather than wire transfer of immediately available funds or automated clearing house (ACH) transfer.
c.Notwithstanding the foregoing, on any Business Day prior to a Settlement Date, with the consent of the Administrative Agent (as the ultimate assignee of TPNA), which consent shall not be unreasonably withheld or delayed, TPNA may provide written notice to SMMC excluding any Receivable from the Receivables being sold on such Settlement Date. Upon delivery of such notice to SMMC and receipt of the Administrative Agent’s consent, TPNA shall have no obligation to pay the Purchase Price for such Receivable, and such Purchase Price shall no longer be deemed owing hereunder.
Section 1.3. Purchase Price Credit Adjustments.
If on any day:
a.the Outstanding Balance of a Receivable originated by SMMC is:
i.reduced as a result of any defective or rejected or returned goods or services, any cash discount or any adjustment or otherwise by SMMC or any Affiliate thereof, or
ii.reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or
iii.reduced on account of the obligation of SMMC or any Affiliate thereof to pay the related Obligor any rebate or refund, or
iv.less than the amount included in the calculations in any Monthly Report, or
b.any of the representations and warranties set forth in Section 2.1(p) through and including Section 2.1(v) is not true when made or deemed made with respect to any Receivable,

then, in such event, TPNA shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder equal to (A) in the case of clauses (a)(i)-(iv) above, the amount of such reduction or cancellation or the difference between the actual Outstanding Balance and the amount included in calculating the Net Pool Balance (as defined in the CSA), as applicable; and (B) in the case of clause (b) above, in the amount of the Purchase Price paid for such Receivable less Collections received by TPNA thereon. If, on any day prior to the Termination Date, the Purchase Price Credit due from SMMC exceeds the Purchase Price payable to SMMC on such day, the excess amount may be credited against the Purchase Price payable to SMMC on one or more subsequent Purchase Dates; provided, however, that (1) if any portion of a Purchase Price Credit remains unrealized on the Termination Date, it shall be payable by SMMC in cash on the Termination Date; (2) if any of the events described in clauses (a)(iv)-(iv) or (b) above occurs after the Termination Date, the resulting Purchase Price Credit shall be paid in cash on the date of occurrence; and (3) no Purchase Price Credit shall include any amount to the extent the same represents losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy, lack of creditworthiness or other financial or credit condition of the related Obligor resulting in the inability to pay in respect of an Obligor.
Section 1.4. Payments.
All amounts to be paid or deposited by TPNA hereunder shall be paid or deposited in cash in accordance with the terms hereof on the day when due. Any transfer of cash from one party to the other may be made by book entry on the next Monthly Payment Date in lieu of sending a wire transfer or automated clearing house (ACH) transfer of funds. In the event that any payment or deposit owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment or deposit shall be made on the next succeeding Business Day. Any payment or deposit that is not made when due shall accrue interest at the Default Rate until paid in full. All interest shall be computed for actual days elapsed on the basis of a year consisting of 360 days.
Section 1.5. Transfer of Records.
In connection with any sale of Receivables hereunder, SMMC hereby sells, transfers, assigns and otherwise conveys to TPNA all of its right and title to and interest in the existing and future Records relating to the Receivables sold hereunder, without the need for any further documentation in connection with such sale. In connection with such transfer, SMMC hereby grants to each of TPNA, the SPE, the Administrative Agent and the Master Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by SMMC to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by SMMC or is owned by others and used by SMMC under license agreements with respect thereto; provided, however, that so long as the Records maintained in any software the license or sublicense of which hereunder would require the consent of the applicable licensor can be exported to Excel, such software (the “Excluded Software”) shall not be included in the license granted in this Section 1.5. The license granted hereby shall be irrevocable until the payment in full of the Aggregate Unpaids (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), and shall automatically terminate on the date this Agreement terminates in accordance with its terms.

Section 1.6. Characterization.
If, notwithstanding the intention of the parties expressed in Section 1.1(b), the transfer by SMMC to TPNA of Receivables hereunder shall be characterized in any manner other than a true sale or such transfer for any reason shall be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement that creates or provides for a security interest to payment or performance of an obligation under the applicable UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that each transfer shall constitute a true sale and absolute assignment thereof, SMMC hereby grants to TPNA a security interest in all of SMMC’s right, title and interest in, to and under the Receivables Assets and all proceeds thereof, whether existing as of the close of business on the Initial Cutoff Date or thereafter arising through and including the Termination Date, to secure the prompt and complete payment of a loan deemed to have been made by TPNA to SMMC in an amount equal to the aggregate Purchase Price for the Receivables Assets, together with all other obligations of SMMC hereunder, which security interest, SMMC hereby represents and warrants, is valid, duly perfected and prior to all Liens. TPNA and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.
Article II
Representations and Warranties
Section 2.1. Representations and Warranties of SMMC.
SMMC hereby represents and warrants to TPNA on the Closing Date and on each date thereafter on which a Receivable of SMMC is sold hereunder prior to the Termination Date:
a.Organization; Power; Qualification. SMMC (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority, and the legal right, (i) to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (ii) execute, deliver and perform its obligations under the Transaction Documents to which it is a party, (c) is qualified to do business in, and is in good standing in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and (d) is in compliance with all Requirements of Law and its Contractual Obligations except, in each case (other than with respect to clause (a) or clause (b)(ii) above) to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
b.Authorization; Enforceability. SMMC has the right, power and authority and has taken all necessary limited liability company and other action to authorize the execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party in accordance with their respective terms, the sales of Receivables hereunder and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents to which SMMC is a party. This Agreement and each of the other Transaction Documents to which SMMC is a party have been duly executed and delivered by the duly authorized officers of SMMC, and each such document constitutes a legal, valid and binding obligation of SMMC, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

c.No Legal Bar. The execution, delivery and performance of this Agreement and the other Transaction Documents to which SMMC is a party, the sales of Receivables Assets hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or any Contractual Obligation of SMMC and (b) will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Transaction Documents), except to the extent such violation or Lien, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The transactions evidenced by this Agreement, the RSCA and the Transaction Documents constitute a “Qualified Receivables Transaction” as defined in the Senior Bank Credit Agreement.
d.Litigation. There are no actions, suits, investigations, criminal prosecutions, civil investigative demands, imposition of criminal or civil fines or penalties, claims, disputes or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of SMMC, threatened against or affecting SMMC (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) as of the Closing Date, that involve this Agreement.
e.No Default. SMMC is not in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Unmatured Termination Event or Termination Event has occurred and is continuing.
f.Ownership of Receivables Assets; Liens. Immediately prior to their sale hereunder, SMMC has good title to, or valid licenses of, all of the Receivables Assets, except where such failure to have good title or valid leasehold interests could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the Receivables Assets is subject to any Lien other than Permitted Liens.
g.Taxes. SMMC has filed or caused to be filed all Federal, material state and other Tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes imposed on it or any of its property by any Governmental Authority to the extent such Taxes have become due and payable (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of SMMC or the Performance Guarantor); no Tax Lien has been filed, and, to the knowledge of SMMC, no claim is being asserted, with respect to any such Tax that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
h.Federal Regulations. No part of the proceeds of the sale of Receivables Assets hereunder will be used (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the regulations of the Board or (b) for any purpose that violates the provisions of the regulations of the Board. No more than 25% of the assets of SMMC consist of “margin stock” as so defined.
i.Investment Company Act; Other Regulations. SMMC is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

j.Accuracy of Information, etc. No statement or information, other than projections, pro forma financial statements, forward-looking statements, estimates with respect to future performance and information of a general economic or industry specific nature, contained in this Agreement, any other Transaction Document or any other document, certificate or statement furnished by or on behalf of SMMC to the Administrative Agent and the Lenders for use in connection with the transactions contemplated by this Agreement or the other Transaction Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances under which such statements were made (giving effect to all supplements thereto). The projections, pro forma financial information, forward-looking statements and estimates with respect to future performance contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of SMMC or the Performance Guarantor to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
k.Solvency. On the Closing Date and on each date thereafter on which a Receivable of SMMC is transferred hereunder prior to the Termination Date, SMMC is Solvent.
l.OFAC; Anti-Money Laundering; Patriot Act. SMMC is in compliance, in all material respects, with the Patriot Act. SMMC or the Performance Guarantor has implemented and maintains in effect policies and procedures designed to ensure compliance by SMMC, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and SMMC, its Subsidiaries and their respective officers and employees and to the knowledge of the Performance Guarantor its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) SMMC nor any Subsidiary or to the knowledge of SMMC or such Subsidiary any of their respective directors, officers or employees, or (ii) to the knowledge of SMMC, any agent of SMMC or any Subsidiary that will act in any capacity in connection with or benefit from the receivables purchase facility established by the Transaction Documents, is a Sanctioned Person. No use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
m.Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, SMMC or any other Transaction Document (other than (i) as have already been obtained and are in full force and effect and (ii) filings to perfect security interests granted pursuant to the Transaction Documents).
n.Ownership of SMMC. SMMC is a Wholly-Owned Subsidiary of the Performance Guarantor.

o.Places of Business and Locations of Records. SMMC’s principal place of business, chief executive office and the other locations (if any) where its Records are located are at the addresses listed on Exhibit II or such other locations of which TPNA (and the Administrative Agent as its assignee) have been given prior notification in jurisdictions where all action required to maintain the perfection of TPNA’s and the Administrative Agent’s interests in the Receivables Assets has been taken and completed. SMMC’s Federal Employer Identification Number and Organizational Identification Number are correctly set forth on Exhibit II. SMMC is organized solely under the laws of the jurisdiction listed in Exhibit II.
p.Names. Except as stated on Exhibit II and the name in which it has executed this Agreement, in the five (5) years prior to the Closing Date, SMMC has not used any legal names, trade names or assumed names.
q.Collections. All of SMMC’s Lock-Boxes and Collection Accounts into which Collections are paid are listed on Exhibit III to this Agreement. SMMC has directed the Obligors on its Receivables to make payments thereon to a Lock-Box or a Collection Account that is listed on to this Agreement. SMMC has not granted any Person (other than TPNA, the SPE, the Master Servicer and the Administrative Agent and its assigns) access to or control of any such Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at a future time or upon the occurrence of a future event. To the extent that funds other than Collections are deposited into any Collection Account or Lock-Box, SMMC or the Master Servicer can promptly trace and identify which funds constitute Collections.
r.Compliance with Credit and Collection Policy. SMMC has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.
s.Good Title. Immediately prior to or contemporaneously with each sale hereunder, SMMC shall be the legal and beneficial owner of all of its then existing Receivables Assets with respect thereto, free and clear of any Lien except as created by the Transaction Documents and except for Permitted Liens.
t.Perfection. Assuming the filing of the financing statements approved by SMMC on the date hereof, this Agreement, together with such financing statements, is effective to create in favor of TPNA, a valid and perfected Security Interest in the Collateral, free and clear of any Lien except as created by the Transactions Documents and except for Permitted Liens.
u.Payments to SMMC. With respect to each Receivable sold hereunder, TPNA has given fair market value and reasonably equivalent value to SMMC in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by SMMC of any Receivable under this Agreement is or may be voidable under any section of the Federal Bankruptcy Code.

v.Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a valid and binding obligation of the related Obligor to pay the Outstanding Balance of such Receivable created thereunder and any accrued interest thereon, enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
Article III
Conditions Precedent
Section 3.1. Conditions Precedent.
Effectiveness of this Agreement is subject to the conditions precedent set forth in Section 7 of Omnibus Amendment No. 2 to the Existing RSA and certain related documents, dated as of April 6, 2021.
Section 3.2. Conditions Precedent to Payments.
TPNA’s obligation to pay for any Receivable transferred hereunder after the Initial Cutoff Date shall be subject to the conditions precedent that: (a) the Facility Termination Date shall not have occurred under the CSA; and (b) on the date such Receivable is transferred hereunder, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by SMMC that such statements are then true):
i.the representations and warranties set forth in Article II are true and correct in all material respects on and as of the date such Receivable is transferred hereunder as though made on and as of such date (except to the extent such representations and warranties refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and
ii.no Termination Event is continuing.
Notwithstanding the foregoing conditions precedent, upon payment of the Purchase Price for any Receivable (whether through book entry of a transfer of cash from TPNA to SMMC or by offset of Purchase Price Credits owed to TPNA), title to such Receivable and the other related Receivables Assets shall vest in TPNA, whether or not the conditions precedent to TPNA’s obligation to pay for such Receivable were in fact satisfied.
Article IV
Covenants
Section 4.1. Affirmative Covenants of SMMC.
Until the date on which this Agreement terminates in accordance with its terms, SMMC hereby covenants as set forth below:

a.Additional Information. SMMC will maintain proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities, and will furnish or cause to be furnished to TPNA (or its assigns) promptly, from time to time, such information, documents, records or reports relating to the Receivables Assets or the condition or operations, financial or otherwise, of SMMC as TPNA (or its assigns) may from time to time reasonably request in order to protect the interests of TPNA (and its assigns) under or as contemplated by this Agreement.
b.Notices. SMMC will furnish to TPNA (and its assigns) each of the following:
i.Copies of Notices under Control Agreements. Promptly upon its receipt from any Collection Bank under any Control Agreement to which SMMC is a party of (A) any notice of default or (B) any demand for reimbursement which is not covered by available funds in the applicable Collection Accounts, a copy of the same.
ii.Adoption of a New Credit and Collection Policy. In the event SMMC adopts a Credit and Collection Policy which could reasonably be expected to adversely impact the Receivables of SMMC in any material respect, at least ten (10) Business Days prior to the effectiveness of any such adoption, a copy of SMMC’s proposed new Credit and Collection Policy, together with a request for the Administrative Agent’s consent thereto (which consent will not be unreasonably withheld or delayed).
iii.Termination Events or Unmatured Termination Events. Promptly upon learning of the occurrence of any Termination Event or Unmatured Termination Event, a statement of a Responsible Officer describing the same and, if applicable, the steps being taken with respect thereto.
c.Maintenance of Existence. SMMC will (i)(A) preserve, renew and keep in full force and effect its organizational existence and good standing (except that SMMC may merge with an into TPNA), and (B) take all reasonable action to maintain all rights, privileges, franchises, licenses and permits necessary or desirable in the normal conduct of its business (except to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Effect); and (ii) comply with all Requirements of Law (except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect).

d.Audits. SMMC will, from time to time during regular business hours (and without undue interference in SMMC’s business, taking into consideration seasonal accounting and reporting demands of SMMC) as requested by any Lender upon at least 30 calendar days’ advance notice, or, if an Amortization Event or Potential Amortization Event exists, upon at least five (5) Business Days’ advance notice, to SMMC and at the sole cost of SMMC, permit the Administrative Agent, or its agents or representatives, who may be accompanied by any of the Lenders (i) to examine and make copies of and abstracts from all Records in the possession or under the control of SMMC relating to the Receivables and the Related Security (including the related invoices but excluding, for all purposes of this clause (d), all other related Contracts unless there is a Dispute, in which case, upon request by any Lender, in addition to invoices, SMMC shall be required to provide the Administrative Agent with relevant excerpts and definitions from such other Contracts to assist the Administrative Agent and the Lenders in understanding the source of the Dispute), and (ii) to visit the offices and properties of such Loan Party for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to SMMC’s financial condition or the Receivables and the Related Security or SMMC’s performance under any of the Transaction Documents and, in each case, with any of the officers or employees of SMMC having knowledge of such matters (each such examination, a “Review”); provided that, so long as no Facility Termination Event or Amortization Event has occurred and is continuing, (A) there shall be no more than one (1) such Review in any Fiscal Year, and (B) SMMC shall be responsible for the costs and expenses of only one (1) such Review.
e.Keeping and Marking of Records and Books.
i.SMMC will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). SMMC will give TPNA (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.
ii.SMMC will upon the reasonable request of TPNA (or its assigns) following the occurrence and during the continuance of a Termination Event hereunder: (1) mark each Contract with a legend describing the SPE’s ownership interest in the Receivables and further describing security interest in the Receivables of the Administrative Agent, and (2) deliver to the Administrative Agent all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a document, a security or chattel paper) relating to the Receivables that are in SMMCs’ possession.
f.Compliance with Contracts and Credit and Collection Policy. SMMC will (i) timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) not take any action inconsistent in any material respect with the Credit and Collection Policy in regard to any Receivable and the related Contract.

g.Separateness. SMMC acknowledges that each of the Administrative Agent and the Lenders is entering into the transactions contemplated by this Agreement, the RSCA and the CSA in reliance upon SMMC’s identity as a legal entity that is separate from the SPE. Therefore, from and after the date of execution and delivery of this Agreement, SMMC will not take any action inconsistent with the “separateness covenants” set forth in Section 5.1(f) of the CSA.
h.Collections. In the event any payments relating to Receivables Assets are remitted directly to SMMC, it will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following identification thereof and, at all times prior to such remittance, it will itself hold or, if applicable, will cause such payments to be held for the exclusive benefit of TPNA and its assigns. SMMC will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to TPNA and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to TPNA (or its assigns) as contemplated by this Agreement, the RSCA and the CSA.
i.Payment of Obligations. SMMC will pay and discharge, as the same shall become due and payable (beyond any period of grace or cure, if applicable), all its obligations and liabilities, including (a) material Tax liabilities before the same shall become delinquent or in default, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) SMMC has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (b) all lawful claims in excess of that, if unpaid, would by law become a Lien (other than a Permitted Lien) upon all or any material portion of the Receivables Assets.
Section 4.2. Negative Covenants of SMMC.
Until the date on which this Agreement terminates in accordance with its terms, SMMC hereby covenants that:
a.Change in Name, Jurisdiction of Incorporation, Offices and Records. It will not change (i) its name as it appears in the official public record in the jurisdiction of its incorporation (as contemplated by Section 9-503(a)(1) of the UCC), (ii) its status as a “registered organization” (within the meaning of Article 9 of any applicable enactment of the UCC), (iii) its organizational identification number, if any, issued by its jurisdiction of incorporation, or (iv) its jurisdiction of organization unless it shall have: (A) given the Administrative Agent at least ten (10) days’ prior written notice thereof; (B) at least three (3) Business Days prior to such change, delivered to the Administrative Agent all financing statements, instruments and other documents reasonably requested by the Administrative Agent in connection with such change or relocation and (C) solely if requested by the Administrative Agent, caused an opinion of counsel reasonably acceptable to the Administrative Agent to be delivered to the Administrative Agent to the effect that TPNA’s security interest is valid and perfected, such opinion to be in form and substance similar to the related opinion delivered on the Closing Date and otherwise reasonably acceptable to the Administrative Agent.

b.Change in Payment Instructions to Obligors. It will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors of Receivables regarding payments to be made to any Lock-Box or Collection Account, unless the Administrative Agent shall have received, (i) at least twenty (20) days before the proposed closing date therefor, written notice of such addition, termination or change, and (ii) with respect to the addition of a Collection Account, an executed Control Agreement with respect to the new Collection Account prior to depositing any Collections therein; provided, however, that it may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Lock-Box that clears through a Collection Account subject to a Control Agreement or to another existing Collection Account that is subject to a Control Agreement.
c.Modifications to Contracts. Except as otherwise permitted in its capacity as a sub-Servicer pursuant to the CSA, it will not extend, amend or otherwise modify the payment terms of any Receivable or any Contract related to such Receivable in any material respect other than in accordance with its Credit and Collection Policy.
d.Sales, Liens. Other than the ownership and security interests contemplated by the Transaction Documents, it will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Lien upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivables Asset, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of TPNA provided for herein), and it will defend the right, title and interest of TPNA in, to and under any of the foregoing property, against all claims of third parties claiming through or under it.
e.Accounting for Purchase. Except for tax and consolidated accounting purposes, it will not treat (the transactions contemplated hereby in any manner other than the sale and absolute assignment of the Receivables and the Related Security by it to TPNA (except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP).
f.Use of Proceeds. SMMC will not use any proceeds of the sale of Receivables hereunder, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any margin stock. No part of the proceeds of any sale of Receivables hereunder will be unlawfully used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, or in any other manner that will result in any violation by any Person (including the Administrative Agent and the Lenders) of any Anti-Terrorism Laws. SMMC will maintain in effect policies and procedures designed to ensure compliance by SMMC, its Subsidiaries and their respective directors, officers, employees and agents in all material respects with Anti-Corruption Laws and applicable Sanctions, and SMMC, its Subsidiaries and, to their knowledge, their respective directors, officers, employees and agents, will remain in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.
g.Deposits to Lock-Boxes and Collection Accounts. Other than Incidental Deposits, SMMC will not knowingly deposit or otherwise credit to any Collection Account or Lock-Box any cash or cash proceeds other than Collections.

Article V
Termination Events
Section 5.1. Termination Events.
The occurrence of any one or more of the following events shall constitute a Termination Event:
a.SMMC or the Performance Guarantor shall fail to make any payment or deposit when required hereunder (taking into account any applicable period of grace) and such failure shall continue for five (5) Business Days.
b.Default in the performance, or breach, of any covenant or agreement on the part of SMMC contained in Section 4.1(b)(iii), Section 4.1(c)(i)(A) or Sections 4.2(a), (b), (d) - (g).
c.Default in the performance, or breach, of any covenant or agreement of SMMC or the Performance Guarantor in this Agreement or any other Transaction Document to which such Person is a party (excluding any covenant or agreement which is specifically addressed elsewhere in this Section 5.1), and the continuance of such default or breach for a period of thirty (30) days after the earlier to occur of (i) notice from TPNA or the Administrative Agent of such non-performance or non-observance, or (ii) the date on which a Responsible Officer of SMMC or the Performance Guarantor has knowledge of such non-performance or non-observance.
d.(i) Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of SMMC this Agreement, in any other Transaction Document to which SMMC is a party, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made, or (ii) any representation, warranty, certification or statement of fact made or deemed made by or on behalf of SMMC in this Agreement, any other Transaction Document to which SMMC is a party, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made; provided that to the extent such false or misleading representation occurs under any of Section 2.1(q) through and including Section 2.1(v), no Termination Event shall occur under this Section 5.1(d) if a Purchase Price Credit is granted and realized upon or paid in cash as provided in Section 1.3.
e.Any Transaction Document to which SMMC or the Performance Guarantor is a party or any material provision thereof shall for any reason cease to be valid and binding on SMMC or the Performance Guarantor, as the case may be, or the Performance Guarantor shall assert that any Transaction Document is not enforceable in accordance with its terms.

f.SMMC or the Performance Guarantor shall (i) commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against SMMC or the Performance Guarantor any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against SMMC or the Performance Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) SMMC or the Performance Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) SMMC or the Performance Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) or SMMC or the Performance Guarantor shall make a general assignment for the benefit of its creditors.
g.A Change of Control shall occur with respect to SMMC or the Performance Guarantor.
h.The Performance Guarantor or SMMC shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the “Loans” under and as defined in the Senior Bank Credit Agreement) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; or (iv) there occurs under any Swap Agreement an Early Termination Date (as defined in such Swap Agreement) resulting from (A) any Event of Default (as so defined) under such Swap Agreement as to which the Performance Guarantor or any SMMC is the Defaulting Party (as defined in such Swap Agreement) or (B) any Termination Event (as so defined) under such Swap Agreement as to which the Performance Undertaking or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Performance Undertaking or SMMC as a result thereof is greater than $50,000,000; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (h) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (h) shall have occurred and be continuing with respect to Indebtedness the aggregate outstanding principal amount of which is $50,000,000 or more (all capitalized terms used in this paragraph (h) and not otherwise defined in this Agreement are used with the meanings ascribed thereto in the Senior Bank Credit Agreement).

i.One or more judgments or decrees shall be entered against SMMC or the Performance Guarantor involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has not disputed coverage) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof.
Section 5.2. Remedies.
Upon the occurrence and during the continuation of a Termination Event, TPNA (or the Administrative Agent, as its ultimate assignee) may take any of the following actions: declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by SMMC; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(f) with respect to SMMC, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by SMMC, and to the fullest extent permitted by applicable Requirements of Law, interest at the Default Rate shall accrue with respect to any amounts then due and owing by SMMC to TPNA under this Agreement. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of TPNA and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative. For the avoidance of doubt, the occurrence of the Termination Date shall result in the termination of sales of the Receivables Assets under this Agreement but shall not accelerate or permit TPNA, the SPE or the Administrative Agent to accelerate, the due date for any amount payable under any Receivable.
Article VI
Indemnification
Section 6.1. Indemnities by SMMC.
Without limiting any other rights that TPNA (or the Administrative Agent, as its ultimate assignee) may have hereunder or under applicable law, SMMC hereby agrees to indemnify TPNA, the SPE, the Administrative Agent, each of the Lenders and each officer, director, manager, employee and agent of TPNA, the SPE, the Administrative Agent or any Lender (herein individually each called an “Indemnified Party” and collectively called the “Indemnified Parties”) from and against any and all losses, claims, damages, reasonable expenses (including, without limitation, reasonable attorneys’ fees and disbursements) and liabilities (all of the foregoing being herein called the “Indemnified Amounts”) incurred by an Indemnified Party relating to or resulting from:
i.any representation or warranty made by SMMC (or any officers of SMMC) under or in connection with this Agreement, any other Transaction Document to which SMMC is a party or any other information or report required to be delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;
ii.the failure by SMMC to comply with any applicable Requirement of Law with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable Requirement of Law or any failure of SMMC to keep or perform any of its obligations, express or implied, with respect to any Contract;

iii.any failure of SMMC to perform its duties, covenants or other obligations in accordance with the provisions of any Transaction Document to which it is a party;
iv.any environmental liability, products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
v.any bona fide dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;
vi.the commingling of Collections of Receivables by SMMC at any time with other funds;
vii.any failure of TPNA to acquire legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from SMMC, free and clear of any Lien (other than Permitted Liens) as a result of any action or inaction of SMMC;
viii.any failure to vest and maintain vested in TPNA a valid and perfected ownership interest or a first priority perfected Security Interest in the Receivables Assets, free and clear of any Lien (except Permitted Liens) as a result of any action or inaction of SMMC;
ix.[Reserved];
x.the failure of SMMC to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the transfer of the Receivables Assets to TPNA, whether on the date hereof or at any subsequent time, except to the extent such failure or delay is caused by TPNA (or the Administrative Agent, as its assignee);
xi.any action or omission by SMMC which reduces or impairs the rights of TPNA (or the Administrative Agent, as its ultimate assignee) with respect to the Receivables Assets or the value of the Receivables Assets (other than at the direction of TPNA or the Administrative Agent and except as contemplated by the Transaction Documents);
xii.the failure of any Receivable included as an Eligible Receivable on any Servicer Report to be an Eligible Receivable at the time so included; and
xiii.any attempt by any Person to void any sale hereunder or the Security Interest in the Receivables Assets granted hereunder, whether under statutory provision, common law or equitable action;
excluding, however, in each of the foregoing instances:
A.Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted solely from the gross negligence or willful misconduct on the part of the applicable Indemnified Party;

B.Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible solely on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or
C.Excluded Taxes (as defined in the CSA);
provided, however, that nothing contained in this Section shall limit the liability of SMMC or limit the recourse of any Indemnified Party to SMMC for amounts otherwise specifically provided to be paid by SMMC under the terms of the Transaction Documents.
The provisions of this Section 6.1 shall survive termination of this Agreement, the RSCA and the CSA.
Section 6.2. Other Costs and Expenses.
SMMC shall pay (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent (as TPNA’s ultimate assignee) (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Transaction Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (b) all out‑of‑pocket expenses incurred by the Administrative Agent and the Lenders (including the fees, charges and disbursements of outside counsel to the Administrative Agent and the Lenders) in connection with the enforcement or protection of its rights against SMMC in connection with this Agreement and the other Transaction Documents to which SMMC is a party, including its rights under this Section.
Article VII
Miscellaneous
Section 7.1. Waivers and Amendments.
A.No failure or delay on the part of TPNA (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by applicable Requirement of Law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
i.No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by SMMC and the Administrative Agent (as TPNA’s ultimate assignee).

Section 7.2. Notices.
The provisions of Section 12.2 of the CSA shall apply to all notices to be given under this Agreement. All communications and notices provided for hereunder shall be given to the parties hereto at the following addresses or facsimile numbers:
If to SMMC:    1000 Tempur Way
Lexington, KY 40511
Attention: Santiago X. Bravo
Phone: (859) 455-2748
Fax: n/a
Email: Santiago.bravo@tempursealy.com
If to TPNA:    1000 Tempur Way
Lexington, KY 40511
Attention: Santiago X. Bravo
Phone: (859) 455-2748
Fax: n/a
Email: Santiago.bravo@tempursealy.com
With a copy to:
Wells Fargo Bank, National Association
1100 Abernathy Rd., NE
16th Floor, Suite 1600
Atlanta, GA 30328-5657
Attention: Jonathan Davis
Email: WFCFReceivablesSecuritizationAtlanta@wellsfargo.com; jonathan.davis@wellsfargo.com
Phone: (770) 508-2162; cell: (404) 430-3777
Fax: (855) 818-1932
Section 7.3. Protection of Ownership Interests of TPNA.
a.From time to time, at its expense, SMMC will take all necessary action to establish and maintain, irrevocably in TPNA: (i) legal and equitable title to the Receivables and (ii) all of SMMC’s right, title and interest in the Related Security associated with the Receivables, in each case, free and clear of any Liens other than Permitted Liens.
b.At any time following the occurrence and during the continuance of a Termination Event hereunder, TPNA (or its assigns) may, at SMMC’s sole cost and expense, direct SMMC to notify the Obligors of Receivables of the ownership interest of TPNA (or its assigns) under this Agreement.

c.If, following the occurrence and during the continuance of a Termination Event hereunder, SMMC fails to perform any of its obligations hereunder, TPNA (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and TPNA’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by SMMC as provided in Section 6.2. SMMC irrevocably authorizes TPNA (and its assigns) at any time and from time to time in the sole discretion of TPNA (or its assigns), and appoints TPNA (and its assigns) as its attorney(ies)-in-fact, to act on behalf of SMMC to file on behalf of SMMC, as debtor, all financing statements, continuation statements and amendments thereto or assignments thereof, and execute such other instruments or notices, as may be reasonably necessary or desirable in TPNA’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of TPNA in SMMC Collateral. This appointment is coupled with an interest and is irrevocable.
d.(i) SMMC acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables Assets (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrative Agent (as TPNA’s assignee), consenting to the form and substance of such filing or recording document, and (ii) SMMC hereby approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent (as TPNA’s assign) in connection with the perfection of the Security Interests in favor of TPNA or the Administrative Agent (as TPNA’s ultimate assignee).
Section 7.4. Termination. TPNA may, at any time with five (5) Business Days’ written notice to SMMC, terminate this transaction. Any Receivables originated before the date of such termination will be subject to purchase by TPNA at the Purchase Price thereof on the date of such termination.
Section 7.5. Confidentiality.
The parties agree to be bound by the provisions of Section 12.5 of the CSA with the same force and effect as if fully set forth herein.
Section 7.6. CHOICE OF LAW.
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO) EXCEPT TO THE EXTENT THAT THE PERFECTION OF TPNA’S SECURITY INTEREST IN THE RECEIVABLES ASSETS OR REMEDIES HEREUNDER IN RESPECT THEREOF ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 7.7. CONSENT TO JURISDICTION.
EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH OF THE PARTIES HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST SMMC IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY SMMC AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.
Section 7.8. WAIVER OF JURY TRIAL.
EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY SMMC PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
Section 7.9. Integration; Binding Effect; Survival of Terms.
a.This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
b.This Agreement shall be binding upon and inure to the benefit of SMMC, TPNA and their respective successors and permitted assigns (including any trustee in bankruptcy). SMMC may not assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Administrative Agent (as TPNA’s ultimate assignee). TPNA may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of SMMC. Without limiting the foregoing, SMMC acknowledges that TPNA, pursuant to RSCA, may assign to the SPE, and pursuant to the CSA, the SPE may collaterally assign to the Administrative Agent, its rights, remedies, powers and privileges hereunder and that the Administrative Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the CSA. SMMC agrees that the Administrative Agent (as the ultimate assignee of TPNA), shall, subject to the terms of the CSA, have the right to enforce this Agreement and to exercise directly all of TPNA’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of TPNA to be given or withheld hereunder), and SMMC agrees to cooperate fully with the Administrative Agent in the exercise of such rights and remedies.

c.This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by SMMC pursuant to Article II, (ii) the indemnification and payment provisions of Article VI, and Sections 7.4 through and including 7.10 shall be continuing and shall survive any termination of this Agreement.
d.Notwithstanding anything herein to the contrary, any Person into which SMMC or TPNA may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which SMMC or TPNA shall be a party, or any Persons succeeding to the business of SMMC or TPNA (so long as such person is an Affiliate of SMMC or TPNA, as applicable), shall be the successor to SMMC or TPNA hereunder, respectively, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however that such successor shall be an Affiliate of the Master Servicer.
Section 7.10. Counterparts; Severability; Section References.
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. To the fullest extent permitted by applicable law, delivery of an executed counterpart of a signature page of this Agreement by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
Section 7.11. Bankruptcy Petition.
SMMC covenants and agrees that, prior to the date that is two years and one day after the payment in full of all outstanding obligations of the SPE under the CSA, it will not institute against, or join any other Person in instituting against, the SPE, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section 7.12. Patriot Act.
The Administrative Agent (as TPNA’s ultimate assignee) hereby notifies SMMC that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Performance Guarantor and its Subsidiaries, which information may include the name and address of SMMC and its Subsidiaries and other information that will allow the Administrative Agent to identify such parties in accordance with the Patriot Act.
<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

Sealy Mattress Manufacturing Company, LLC

By: _____________________
Name: Bhaskar Rao
Title: Executive Vice President and Chief Financial Officer

Tempur-Pedic North America, LLC

By: ____________________
Name: Bhaskar Rao
Title: Executive Vice President and Chief Financial Officer

Exhibit I
Definitions
This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit or Schedule thereto, and is not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in the CSA.
“Administrative Agent” has the meaning specified in the Preliminary Statements.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Agreement” has the meaning specified in the preamble.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Performance Guarantor, SMMC, TPNA or the SPE from time to time concerning or relating to bribery or corruption.
“Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that (i) with respect to notices and determinations in connection with, and such day is also a day for trading by and between banks in Dollar deposits in the London interbank eurodollar market.
“Calculation Period” means each calendar month, or portion thereof, from and after the Closing Date.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding any debt securities convertible into any of the foregoing.
“Change of Control” means any of the following
(a) the occurrence of a “Change of Control” (as defined in the Senior Credit Agreement);
(b) SMMC or TPNA shall cease to be a direct or indirect Wholly Owned Subsidiary of the Performance Guarantor; or
(c) the SPE shall cease to be a direct Wholly Owned Subsidiary of TPNA.

“Closing Date” has the meaning specified in Section 1.1.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collection Account” means each concentration account, depositary account, lock-box clearing account or similar account in which any Collections are collected or deposited and which is listed on Exhibit III hereto (as such exhibit may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms of the CSA).
“Collection Bank” means, at any time, any bank at which a Collection Account or Lock-Box is maintained.
“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Interest, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.
“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings (including an agreement evidenced by a purchase order or similar document) pursuant to which such Receivable arises or which evidences such Receivable.
“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control Agreement” has the meaning specified in the CSA.
“CSA” has the meaning specified in the Preliminary Statements.
“Default Rate” means a per annum rate of interest equal to the Discount Rate computed with the Applicable Margin that applies from and after the occurrence and during the continuance of an Amortization Event (under and as defined in the CSA).
“Dollars” and “$” means dollars in lawful currency of the United States.
“Discount Factor” means a percentage calculated to provide TPNA with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to TPNA of financing its investment in the Receivables during such period, and (ii) the risk of nonpayment by the Obligors. SMMC and TPNA may agree from time to time and at any time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which SMMC and TPNA agree to make such change. As of the date of this Agreement, the Discount Factor for SMMC is 1.5%.
“Excluded Receivable” means any right to payment for goods sold or services rendered by SMMC which is sold, pledged or otherwise transferred to Wells Fargo Commercial Distribution Finance, LLC (“WFCDF”) under that certain Vendor Agreement dated as of January 15, 20114, by and among WFCDF, Sealy Mattress Company and SMMC, as amended from time to time in accordance with the terms thereof.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Governmental Authority” means any nation or government (including any supra-national bodies such as the European Union or the European Central Bank), any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Incidental Deposits” means amounts arising in ordinary course of business or distinct circumstances that are deposited in the Collection Account, with the aggregate total of such amounts in any Calculation Period not to exceed $200,000.
“Initial Cutoff Date” means February 28, 2017.
“Initial Receivables Assets” has the meaning specified in Section 1.1(a).
“Lien” means any mortgage, pledge, hypothecation, cash collateral or other similar deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“Lenders” has the meaning specified in the Preliminary Statements.
“Lock-Box” means each locked postal box associated with a Collection Account for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit III (as such exhibit may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms of the CSA).
“Material Adverse Effect” means any event which has a material adverse effect on (a) the assets, financial condition or operations of the Performance Guarantor, SMMC, TPNA or the SPE, (b) the ability of the Performance Guarantor, SMMC, TPNA or the SPE to perform its obligations under the Transaction Documents to which it is a party or by which it is bound, (c) the legality, validity, or enforceability of this Agreement, the RSCA, the CSA, the Performance Undertaking or any other Transaction Document to which the Performance Guarantor, SMMC, TPNA or the SPE is a party, (d) the status, existence, perfection or priority of the Administrative Agent’s Security Interest in the Receivables generally or any significant portion of the Receivables or the proceeds thereof, or (e) the validity, enforceability, value or collectability of the Receivables generally or of any material portion of the Receivables.
“Obligor” means a Person obligated to make payments pursuant to a Contract.
“Omnibus Amendment No. 2” has the meaning specified in the CSA.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and the operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Outstanding Balance” means, on any date of determination with respect to any Receivable, the outstanding principal balance thereof.
“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Performance Guarantor” means Tempur Sealy International, Inc., a Delaware corporation, and its successors and assigns.
“Performance Undertaking” means the Performance Undertaking, dated as of March 31, 2017, by the Performance Guarantor in favor of TPNA and its assigns.
“Permitted Liens” means, in respect of the Receivables Assets: (a) Liens arising pursuant to any Transaction Document; (b) Liens for taxes not yet due or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; and (c) Liens securing obligations under the Senior Bank Credit Agreement that are released prior to or substantially contemporaneously with their sale or contribution pursuant to the Transaction Documents.
“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Purchase Date” has the meaning specified in Section 1.1(a).
“Purchase Price” means, with respect to the Receivables Assets in existence on the Initial Cutoff Date and the Receivables Assets coming into existence on each day thereafter prior to the Termination Date, the aggregate price to be paid by TPNA to SMMC in accordance with Section 1.2 for such Receivables Assets, which price shall equal on any date (i) the product of (A) the Outstanding Balance of the Purchased Receivables on such date, multiplied by (B) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.2.
“Purchase Price Credit” has the meaning specified in Section 1.3.

“Receivable” means the indebtedness and other obligations owed (at the time it arises, and before giving effect to any transfer or conveyance contemplated under the Transaction Documents) to SMMC, whether constituting an account, chattel paper, an instrument, an intangible or a general intangible under the UCC, arising from the sale of goods or provision of services by SMMC including, without limitation, the obligation to pay any applicable Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, however, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the Obligor or SMMC treats such indebtedness, rights or obligations as a separate payment obligation.
“Receivables Assets” has the meaning specified in Section 1.1(a).
“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
“Regulation U” means Regulation U of the Board as in effect from time to time.
“Related Security” means, solely to the extent applicable to any Receivable:
(i) all of SMMC’s right, title and interest (if any) in the goods, the sale of which gave rise to such Receivable,
(ii) all other Security Interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable; provided that, prior to the Amortization Date, it is understood and agreed that notwithstanding anything herein or in any Transaction Document to the contrary, SMMC shall not be required to take any action to cause any such guarantee, letter of credit, insurance or other supporting obligation to be transferred to or for the benefit of, or otherwise assigned to, the Administrative Agent to the extent any such transfer or assignment requires the consent of any Person or is prohibited by applicable law,
(iii) all guaranties, letters of credit, insurance and other supporting obligations, agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,
(iv) all service contracts and other contracts and agreements associated with such Receivable,
(v) all Records related to such Receivable,
(vi) all of SMMC’s right, title and interest in each Lock-Box and each Collection Account, and
(vii) all proceeds of any of the foregoing.

“Requirement of Law” means, as to any Person, the Organization Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” of any Person, means the chief executive officer, president, chief financial officer or treasurer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, Canada or Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any comprehensive Sanctions (as of the Closing Date, Cuba, Iran, North Korea, Sudan, the Crimea region of Ukraine and Syria).
“Sanctioned Person” means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Canada or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.
“Security Interest” has the meaning ascribed thereto in Article 9 of the UCC.
“Senior Bank Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of October 16, 2019, among the Performance Guarantor, as Parent Borrower, certain of its Subsidiaries as Additional Borrowers (as defined below) from time to time parties thereto, the lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as in effect on April 6, 2021, and as thereafter amended, restated or otherwise modified from time to time pursuant to an instrument or other document to which the Required Lenders give their prior written consent to the extent any such amendment, restatement or other modification impacts any provisions of or definition used in the Transaction Documents.
“SMMC” has the meaning specified in the preamble.

“Solvent” means when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the fair value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured; provided that the amount of any contingent or disputed liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability at such time.
“Subsequent Receivables Assets” has the meaning specified in Section 1.1(a).
“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Performance Guarantor. Notwithstanding any provision herein to the contrary, Comfort Revolution LLC shall not be considered a Subsidiary of the Performance Guarantor for purposes of this Agreement or the other Transaction Documents prior to the date on which the Performance Guarantor or one or more of its Subsidiaries notifies the Administrative Agent (as TPNA’s ultimate assignee) that Comfort Revolution has become a Subsidiary Guarantor under and as defined in the Senior Credit Agreement.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of taxes imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the earliest to occur of (i) the Facility Termination Date (as defined in the CSA), (ii) the Business Day immediately prior to the occurrence of a Termination Date under Section 5.1(f) hereof, (iii) the Business Day specified in a written notice to SMMC from the Administrative Agent (as TPNA’s ultimate assignee) following the occurrence of any other Termination Event, and (iv) the date which is 10 Business Days after TPNA’s and the Administrative Agent’s receipt of written notice from SMMC that SMMC wishes to terminate the facility evidenced by this Agreement.
“Termination Event” has the meaning specified in Section 5.1.
“TPNA” has the meaning specified in the preamble.

“Transaction Documents” means, collectively, this Agreement, the RSCA, the CSA, the Performance Undertaking, Omnibus Amendment No. 2, the Control Agreements, and all other instruments, documents, certificates, reports and agreements required to be executed and delivered pursuant to any of the foregoing, as each of the foregoing may be amended, restated or otherwise modified from time to time.
“UCC” means the Uniform Commercial Code as in effect in the State of New York or, as the context may require, any other applicable jurisdiction.
“Unmatured Termination Event” means an event which, with the passage of time or the giving of notice, or both, could constitute a Termination Event.
“Wholly Owned Subsidiary” means, as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.